UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2009

Morton’s Restaurant Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-12692	13-3490149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 North LaSalle Street, Suite 500

Chicago, Illinois 60654

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (312) 923-0030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 4, 2009, Morton’s Restaurant Group, Inc. (the “Company”), entered into the Fifth Amendment to the Credit Agreement, by and among the Company, Morton’s of Chicago, Inc., the parties designated as guarantors therein, and Wachovia Bank, N.A., as administrative agent for the parties designated as lenders under the credit agreement (the “Amendment”). Among other things, the Amendment revises a financial covenant applicable to the Company to make it less restrictive, includes changes to provisions relating to certain covenant calculations and reduces the annual maximum consolidated capital expenditures permitted. In addition, the Amendment also immediately reduces the facility from $115.0 million to $75.0 million, with a further reduction to $70.0 million effective December 31, 2009, and increases the interest rates and certain fees payable under the Credit Agreement.

The foregoing does not constitute a complete summary of the terms of the Amendment and reference is made to the complete form of the Amendment that is attached as Exhibit 10.1 to this report and is hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is furnished herewith:

10.1	Fifth Amendment to Credit Agreement dated March 4, 2009 by and among Morton’s of Chicago, Inc., Morton’s Restaurant Group, Inc., the parties designated as guarantors therein, and Wachovia Bank, N. A. as administrative agent for the parties designated as lenders under the credit agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Morton’s Restaurant Group, Inc.

Date: March 4, 2009	By:	/s/ Ronald M. DiNella
Ronald M. DiNella
Senior Vice President, Chief Financial Officer And Treasurer